UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                    )

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[ ]	Definitive additional materials
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Action Performance Companies, Inc.

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ACTION PERFORMANCE COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 8, 2005

     The Annual Meeting of Shareholders of Action Performance Companies, Inc., an Arizona corporation, will be held at 9:00 a.m., local time, on Tuesday, February 8, 2005, at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona for the following purposes:

     1. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of our company for the fiscal year ending September 30, 2005.

     3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     These matters of business are more fully described in the proxy statement accompanying this notice.

     Shareholders of record at the close of business on December 10, 2004, are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you previously have returned a proxy.

Sincerely,

Tempe, Arizona	David M. Riddiford
December 16, 2004	Secretary

PROXY STATEMENT
VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER MATTERS

ACTION PERFORMANCE COMPANIES, INC.
1480 South Hohokam Drive
Tempe, Arizona 85281

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

     The enclosed proxy is solicited on behalf of Action Performance Companies, Inc., an Arizona corporation, by our Board of Directors for use at our Annual Meeting of Shareholders to be held at 9:00 a.m. on Tuesday, February 8, 2005, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Shareholders. The meeting will be held at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona.

     These proxy solicitation materials are being first mailed on or about December 21, 2004, to all shareholders entitled to vote at the meeting.

Voting Securities and Voting Rights

     Shareholders of record at the close of business on December 10, 2004, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 18,468,848 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, (1) the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors; and (2) the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of our company for the fiscal year ending September 30, 2005.

     Arizona law requires cumulative voting in elections for directors, which means that each shareholder may cast that number of votes that is equal to the number of shares held of record, multiplied by the number of directors to be elected. Each shareholder may cast the whole number of votes for one candidate or distribute those votes among two or more candidates. The enclosed proxy does not seek discretionary authority to cumulate votes in the election of directors.

     Election inspectors appointed for the meeting will tabulate votes cast by proxy or in person at the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) for the election of nominees set forth in this proxy statement; and (2) for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005.

Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by

•	delivering to us written notice of revocation,

•	delivering to us a duly executed proxy bearing a later date, or

•	attending the meeting and voting in person.

Solicitation

     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Some of our directors or officers may solicit proxies, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

     Our 2004 Annual Report to Shareholders, which was mailed to shareholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     We will provide, without charge, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission to each shareholder of record as of the record date that requests a copy in writing. Any exhibits listed in the report on Form 10-K also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. All directors are elected at each annual meeting of our shareholders. Each director holds office until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

     A board of ten directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company standing for reelection. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

     The following table sets forth certain information regarding our directors.

Name	Age	Position Held
Fred W. Wagenhals	63	Chairman of the Board, President, and Chief Executive Officer
David M. Riddiford	39	Chief Financial Officer, Secretary, Treasurer, and Director
Melodee L. Volosin	40	Chief Operating Officer, Executive Vice President, and Director
Herbert M. Baum	68	Director
Edward J. Bauman	79	Director
Michael L. Gallagher	60	Director
Roy A. Herberger, Jr.	62	Director
Anne L. Mariucci	47	Director
Robert L. Matthews	67	Director
Lowell L. Robertson	73	Director

     Fred W. Wagenhals founded our company during 1992, and has served as our Chairman of the Board, President, and Chief Executive Officer for more than five years.

     David M. Riddiford has served as our Chief Financial Officer, Secretary, Treasurer, and as a director since November 2004. Mr. Riddiford served from August 2001 until October 2004 as Senior Vice President and Treasurer of The Dial Corporation, a consumer goods company marketing a diversified line of consumer products under various major brand names. The Dial Corporation was public until acquired by Henkel KGaA in March 2004. From 1998 to August 2001, Mr. Riddiford served as Vice President and Treasurer of The Dial Corporation.

     Melodee L. Volosin has served as our Chief Operating Officer since August 2004, as our Executive Vice President since December 1999, and as a director since January 1997. Ms. Volosin served as our Vice President – Wholesale Division from September 1997 until December 1999.

     Herbert M. Baum has served as a director of our company since March 2001, and previously served as a director of our company from February 2000 until September 2000. Since August 2000, Mr. Baum has served as President and Chief Executive Officer of The Dial Corporation, a consumer goods company marketing a diversified line of consumer products under various major brand names. The Dial Corporation was public until acquired by Henkel KGaA during March 2004. From August 2000 until March 2004, Mr. Baum also served as Chairman of The Dial Corporation. Mr. Baum served as President and Chief Operating Officer of Hasbro Inc., a multi-billion dollar designer and manufacturer of toys, games, and interactive software, from January 1999 until August 2000. From June 1993 until December 1998, Mr. Baum was Chairman and Chief Executive Officer of Quaker State Corporation. Mr. Baum serves on the boards of directors of America West Holdings Corporation, Meredith Corporation, and Pepsi Americas, Inc., all public companies. In November 2004, the Board of Directors named Mr. Baum the “lead director.”

     Edward J. Bauman has served as a director of our company since February 1998. Mr. Bauman has served as Chairman of the Board of Anderson Bauman Tourtellot Vos & Co., a turnaround management consulting firm, since September 1989. Mr. Bauman also serves as a director of Elk River Development Corp. and ABTV, which are both privately held companies.

     Michael L. Gallagher has served as a director of our company since April 2004. Mr. Gallagher is the Chairman Emeritus and founding partner of the law firm of Gallagher & Kennedy, P.A., and has been a shareholder of that firm for more than five years. Mr. Gallagher serves as Chairman of the Sun Angel Foundation, a charitable organization that supports Arizona State University athletics; serves as a director of Pinnacle West Capital Corp. and an advisory director of Amerco, both public companies; and serves as a director of the Omaha World-Herald newspaper. Mr. Gallagher also serves as a Trustee of the Peter Kiewit Foundation.

     Roy A. Herberger, Jr. has served as a director of our company since November 2002. Dr. Herberger has served as the President Emeritus of Thunderbird, The Garvin School of International Management, since his retirement in August 2004, and he served as President of Thunderbird for 15 years prior to his retirement. Dr. Herberger serves on the board of directors of Pinnacle West Capital Corporation, a public company; Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary of Metris Companies Inc., a public company; and MedAire, Inc., a public company.

     Anne L. Mariucci has served as a director of our company since April 2004. Ms. Mariucci is a founding partner of Inlign Capital Partners, a private equity firm formed in 2003, and has served as a General Partner of that firm since its formation. Ms. Mariucci served as President of Del Webb Corporation, the nation’s leading developer of large-scale planned communities, from July 2001 until September 2002, and in a variety of executive positions from April 1984 until July 2001. Ms. Mariucci served as Senior Vice President of Pulte Homes from September 2002 until June 2003 after its merger with Del Webb. Ms. Mariucci is a director and member of the Investment Committee of the Arizona State Retirement System, a $22 billion pension fund covering Arizona, municipal, and county employees. Ms. Mariucci serves on the board of directors of several organizations, including Scottsdale Healthcare, ASU’s W.P. Carey School of Business Dean’s Council, Mercury WNBA Basketball LLC, and the Urban Land Institute.

     Robert L. Matthews has served as a director of our company since April 2001. Mr. Matthews has served as Chairman of the Board of Directors of Biltmore Bank of Arizona since June 2003. Mr. Matthews served in various capacities with Bank One, Arizona from 1992 until September 2002, most recently as Vice Chairman of the Board of Directors. Previously, Mr. Matthews served as Chairman of Security Pacific Bank of Arizona and as the President and Chief Executive Officer of Arizona Bank.

     Lowell L. Robertson has served as a director of our company since March 2001. Mr. Robertson is a retired partner with Deloitte & Touche and a Certified Public Accountant with over 37 years of accounting and audit experience. Mr. Robertson was Senior Vice President and Controller for The Dial Corporation from July 1996 through December 1997.

     Our corporate governance guidelines provide that generally directors will be subject to mandatory retirement after reaching the age of 75. The Nominating/Corporate Governance Committee of the Board of Directors requested Mr. Bauman, and he agreed, to stand for reelection as a director.

Information Relating to Corporate Governance and the Board of Directors

     Our Board of Directors held six meetings during the fiscal year ended September 30, 2004. Except for Mr. Bauman, each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during fiscal 2004, and (ii) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2004. We encourage each of our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of shareholders. Each member of our Board of Directors who was a director at the time of our 2004 annual meeting of shareholders attended that meeting.

     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Baum, Bauman, Gallagher, Herberger, Matthews, and Robertson and Ms. Mariucci are independent directors, as “independence” is defined by the listing standards of the New York Stock Exchange, because they have no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) that precludes independence under the NYSE rules.

     We have three standing board committees: Audit, Compensation, and Nominating/Corporate Governance. Each of these committees consists entirely of independent directors. The Board of Directors has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.action-performance.com, the charters of our Audit, Compensation, and Nominating/Corporate Governance Committees; our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for the CEO and

Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or New York Stock Exchange regulations. We will provide a printed copy of these documents to any shareholder who requests such copies in writing. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

     We regularly schedule executive sessions at which non-management directors, all of whom are independent, meet without the presence or participation of management. Mr. Baum serves as the presiding director of such executive sessions.

     Interested parties may communicate with our board of directors or specific members of our board of directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Action Performance Companies, Inc. to the attention of any specified individual director or directors at the address listed herein. Any such letters are sent to the individual directors.

     The Audit Committee

     The purpose of the Audit Committee is to assist our Board of Directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of our company’s independent registered public accounting firm and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company. The Audit Committee currently consists of Messrs. Robertson, Bauman, Herberger, and Matthews, each of whom is an independent director of our company under the New York Stock Exchange rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Robertson qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. The Audit Committee selects the independent registered public accounting firm to conduct the audit of the financial statements of our company; reviews the annual financial statements, any significant accounting issues, and the scope of the audit with our independent registered public accounting firm; and discusses with the independent registered public accounting firm any other audit-related matters that may arise during the year.

     The Compensation Committee

     The purpose and responsibilities of the Compensation Committee include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and determining and approving the compensation level of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of our other executive officers, incentive compensation plans, and equity-based plans. The Compensation Committee consists of Messrs. Baum, Gallagher, Matthews, and Robertson. During fiscal 2004, the Compensation Committee also performed the functions of the Senior Committee. The Senior Committee administers the discretionary program of our 1993 and 2000 Stock Option Plans with respect to grants of stock options and awards to officers of our company, directors who are employees of our company, and persons who own more than 10% of our issued and outstanding common stock. Messrs. Baum, Gallagher, Matthews, and Robertson also serve on the committee that administers our 1999 Employee Stock Purchase Plan. During fiscal 2004, R. David Martin, our former Chief Financial Officer, administered our 1993 Stock Option Plan, our 1998 Stock Option Plan, and our 2000 Stock Option Plan with respect to employees who are not directors or officers of our company.

     The Nominating/Corporate Governance Committee

     The purpose and responsibilities of the Nominating/Corporate Governance Committee include the identification of individuals qualified to become board members, the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company, the oversight of the selection and composition of committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Nominating/Corporate Governance Committee consists of Messrs. Matthews, Baum, Gallagher, Herberger, and Robertson, and Ms. Mariucci. The Nominating/Corporate Governance committee will consider persons recommended by shareholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominating/Corporate Governance Committee identifies and evaluates nominees for our board of directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominating/Corporate Governance Committee are independent, as that term is defined by the listing standards of the New York Stock Exchange.

Director Compensation and Other Information

     Employees of our company do not receive compensation for serving as members of our Board of Directors. Non-employee directors receive $1,000 per month and $l,000 for each board and committee meeting attended in person or by telephone. All directors are reimbursed for their expenses in attending meetings of our Board of Directors. Directors who are not employees of our company are eligible to receive stock options pursuant to the 2000 Stock Option Plan. Non-employee directors also are eligible to receive other grants of stock options or awards pursuant to the discretionary program of the 2000 Stock Option Plan.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth certain information concerning the compensation for the fiscal years ended September 30, 2004, 2003, and 2002, earned by our Chief Executive Officer and by our other executive officers whose cash salary and bonus exceeded $100,000 during fiscal 2004.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards
	Annual Compensation			Securities Underlying	All Other
Name and Principal Position	Year	Salary (1)	Bonus	Options	Compensation (2)
Fred W. Wagenhals	2004	$798,250	$—	100,000 (3)	$11,974
Chairman of the Board, President,	2003	$775,000	$250,000	100,000	$4,000
and Chief Executive Officer	2002	$750,000	$1,117,500	100,000	$4,000

R. David Martin (4)	2004	$401,700	$—	75,000 (5)	$10,545
Former Chief Financial Officer,	2003	$390,000	$150,000	75,000	$3,600
Secretary, Treasurer, and Director	2002	$350,000	$521,500	75,000	$4,000

Melodee L. Volosin (6)	2004	$257,500	$—	55,000 (5)	$8,170
Chief Operating Officer, Executive	2003	$250,000	$100,000	55,000	$2,693
Vice President, and Director	2002	$225,000	$335,250	50,000	$2,444

John S. Bickford, Sr. (7)	2004	$173,173	$—	85,000 (5)	$4,714
Former Executive Vice President –	2003	$250,000	$100,000	55,000	$3,750
Strategic Alliances and Director	2002	$238,000	$335,250	50,000	$1,467

(1)	Messrs. Wagenhals, Martin, and Bickford and Ms. Volosin also received certain perquisites, the value of which did not exceed the lesser of $50,000 or 10% of their salary and bonus during any fiscal year listed.

(2)	Amounts shown represent matching contributions we made to our 401(k) plan.

(3)	The exercise price of 6,771 of the stock options granted were equal to 110% of the fair market value of our common stock on the date of grant. The exercise prices of the remainder of the stock options granted were equal to the fair market value of our common stock on the date of grant.

(4)	Mr. Martin resigned as our Chief Financial Officer, Secretary, Treasurer, and as a director during October 2004.

(5)	The exercise prices of the stock options granted were equal to the fair market value of our common stock on the date of grant.

(6)	Ms. Volosin was appointed our Chief Operating Officer during August 2004.

(7)	Mr. Bickford resigned as our Executive Vice President – Strategic Alliances and Director during March 2004.

Option Grants

     The following table provides information on stock options granted to the officers listed during the fiscal year ended September 30, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
			Percent of				Potential Realizable Value
	Number of		Total				at Assumed Annual Rates of
	Securities		Options				Stock Price Appreciation
	Underlying Options		Granted to Employees in	Exercise Price	Expiration		For Option Term (1)
Name	Granted		Fiscal Year	Per Share	Date		5%	10%
Fred W. Wagenhals	93,229	(2)	31.6%	$14.77	2/4/14		$865,983	$2,194,571
	6,771	(3)	2.3%	$16.25 (4)	2/4/14		$52,873	$149,365

R. David Martin	75,000	(5)	25.4%	$14.77	2/4/14	(5)	$696,658	$1,765,468

Melodee L. Volosin	55,000	(6)	18.6%	$14.77	2/4/14		$510,883	$1,294,677

John S. Bickford, Sr.	55,000	(7)	18.6%	$14.77	2/4/14	(7)	$510,883	$1,294,677
	30,000	(8)	9.2%	$13.92	6/25/05		$20,880	$41,760

*Less than 1%

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(2)	Of these options, 33,333 vest and become exercisable on each of February 4, 2005 and 2006, and 26,563 of the options vest and become exercisable on February 4, 2007.

(3)	The options vest and become exercisable on February 4, 2007.

(4)	The exercise price of the stock options was equal to 110% of the fair market value of our common stock on the date of grant.

(5)	In connection with Mr. Martin’s resignation and severance, 50,000 of such options that were unvested as of the date of resignation were cancelled, and the remaining 25,000 options will expire on October 7, 2005.

(6)	One-third of the options vest and become exercisable on each of January 31, 2004, 2005, and 2006.

(7)	In connection with Mr. Bickford’s resignation, all of such options were cancelled.

(8)	The options were granted to Mr. Bickford in connection with renewing a license agreement, and were vested upon grant.

Fiscal 2004 Option Exercises and Year-end Option Values

     The following table provides information on options exercised in fiscal 2004 by the officers listed and the value of each such officer’s unexercised options as of September 30, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities				Value of Unexercised
			Underlying Unexercised Options				In-the Money Options
	Shares Acquired on	Value	at Fiscal Year-End				at Fiscal Year-End (1)
Name	Exercise	Realized	Exercisable		Unexercisable		Exercisable	Unexercisable
Fred W. Wagenhals	—	—	499,999		200,001		$956,662	$—
R. David Martin	—	—	275,000	(2)	150,000	(2)	$703,875	$—
Melodee L. Volosin	—	—	168,893		128,334		$341,557	$—
John S. Bickford, Sr.	25,001	$259,904	30,000	(3)	—		$—	$—

(1)	Calculated based upon the closing price of our common stock as reported on the New York Stock Exchange on September 30, 2004, of $10.13 per share. The exercise prices of certain of the options held by our executive officers on September 30, 2004, were greater than $10.13 per share.

(2)	In connection with Mr. Martin’s resignation, and subsequent to September 30, 2004, 75,000 of such options were cancelled.

(3)	Represents options granted to Mr. Bickford in connection with renewing a license agreement.

Employment and Separation Agreements

     Fred W. Wagenhals

     We have an employment agreement with Fred W. Wagenhals that provides for him to serve as our Chairman of the Board, President, and Chief Executive Officer. The term of the employment agreement continues through December 31, 2007, and automatically renews for successive one-year periods unless either party terminates by giving the other party at least 60 days’ written notice.

     The employment agreement, as amended, provides for Mr. Wagenhals to receive a base salary of $800,000 per annum, subject to increase by our Board of Directors. The employment agreement also provides that Mr. Wagenhals will be eligible to receive a discretionary bonus in an amount determined by a committee of our Board of Directors consisting entirely of independent directors. In addition, the employment agreement generally requires us to

•	reimburse Mr. Wagenhals for any and all necessary, customary, and usual expenses incurred in connection with our business and his duties under his employment agreement;

•	include Mr. Wagenhals in all stock option and comparable programs available to our executives; and

•	provide such other benefits that we make generally available to all of our executive employees on a non-discriminatory basis.

     The employment agreement provides for Mr. Wagenhals to receive his fixed compensation and other amounts due to the date of termination of his employment by reason of death. In the event that Mr. Wagenhals becomes disabled, we will continue to pay Mr. Wagenhals’ base salary and other compensation for a period of 12 months from the date of his absence due to the disability. If Mr. Wagenhals terminates his employment with “good reason,” as defined in the employment agreement, or if we terminate the employment agreement without cause, as defined in the employment agreement, he will receive his base salary, continuation of benefits, and other compensation for a period of two years after the effective date of the termination. We may terminate Mr. Wagenhals’ employment for cause at any time during the term of the employment agreement.

     In the event of a “change of control” of our company (as defined in the employment agreement), Mr. Wagenhals will be entitled to terminate his employment and receive his base salary, continuation of benefits, and other compensation for a period of two years after the effective date of the termination. The employment agreement also contains provisions that prohibit Mr. Wagenhals from competing with us for a period of 12 months after the termination of his employment with our company.

     R. David Martin

     Mr. Martin resigned as our Chief Financial Officer, Secretary, and Treasurer and director during October 2004. Upon his resignation, we entered into a severance agreement and general release with Mr. Martin pursuant to which he will receive (a) his annual salary of $401,700 payable in four equal installments through July 2005; and (b) continuation of health benefits through November 1, 2005. Mr. Martin will have until January 8, 2005, to exercise 150,000 of his vested options, and we agreed to extend the expiration date of the remaining 200,000 of his vested options to October 8, 2005. Any options held by Mr. Martin as of the date of resignation that were unvested were cancelled pursuant to the terms of the options.

     We have no written employment contracts with any of our other executive officers or directors. We offer our employees, including officers, medical and life insurance benefits. Our executive officers and other key personnel are eligible to receive profit sharing distributions and discretionary bonuses and to receive stock options under our stock option plans.

401(k) Profit Sharing Plan

     We have established a defined contribution plan that qualifies as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) plan, participating employees may defer all or a portion of their pre-tax compensation, subject to the maximum allowed under the Internal Revenue Code. We contribute $1.00 for each dollar contributed by the employee, up to a maximum contribution of 3% of the employee’s defined compensation, and $.50 of each dollar contributed by the employee between 3% and 5% of the employee’s defined compensation. In addition, we may make an employer profit sharing contribution in such amounts as may be determined by our board of directors.

1993 Stock Option Plan

     Our 1993 Stock Option Plan, as amended, provided for the granting of options to acquire common stock as well as stock-based awards, as described below. The plan terminated on September 24, 2001. As a result, we will no longer grant any awards under the plan, but outstanding options or awards as of that date will not be affected by virtue of the plan’s expiration. A total of 2,750,000 shares of common stock was reserved for issuance under the 1993 Plan. As of September 30, 2004, we had issued an aggregate of 2,343,626 shares of common stock upon exercise of options granted pursuant to the plan, and there were outstanding options to acquire 233,334 shares of common stock under the plan.

     Options and awards were granted only to persons who at the time of grant were either (1) key personnel, including officers and directors of our company or our subsidiaries, or (2) consultants and independent contractors who provided valuable services to our company or our subsidiaries. Options that are incentive stock options were only granted to employees of our company or our subsidiaries. To the extent that granted options were incentive stock options, the terms and conditions of those options were consistent with the qualification requirements set forth in the Internal Revenue Code.

     Options were granted for terms of up to ten years and become exercisable in whole or in one or more installments at such time as determined upon the grant of the options. To exercise an option, the optionholder will be required to deliver to us full payment of the exercise price of the shares as to which the option is being exercised.

1998 Non-Qualified Stock Option Plan

     Under our 1998 Non-Qualified Stock Option Plan, our Board of Directors from time to time may grant to key employees of our company, other than directors or executive officers, non-statutory options to purchase shares of our common stock. The exercise price, term, vesting conditions, and other terms for all options granted under the plan will be determined at the time of grant by our Board of Directors or a board committee appointed to administer the plan. A total of 500,000 shares of common stock may be issued pursuant to the plan. As of September 30, 2004, we have issued an aggregate of 198,994 shares of common stock upon exercise of options granted pursuant to the plan; there were outstanding options to acquire 299,003 shares of common stock; and an additional 2,003 shares remained available for grant. The plan expires in 2008.

2000 Stock Option Plan

     Our Board of Directors adopted and our shareholders approved our 2000 Stock Option Plan during 2000, and our Board of Directors amended and our shareholders approved the amendment to the plan in 2001 and 2002, respectively. The plan is intended to attract, retain, and motivate directors, employees, and independent contractors who provide valuable services to our company by providing them with the opportunity to acquire a proprietary interest in our company and to link their interests and efforts to the long-term interests of our shareholders.

     The plan currently authorizes the issuance of a number of shares equal to 13% of our issued shares of common stock, up to a maximum of 3,000,000 shares. If the number of shares of common stock increases in the future, the number of shares authorized for issuance under the plan will automatically increase by 13% of such increases. Pursuant to this calculation, as of September 30, 2004, there were 2,412,845 shares reserved for issuance under the plan. As of that date, we have issued an aggregate of 506,746 shares of common stock upon exercise of options granted pursuant to the plan; there were outstanding options to purchase 1,676,333 shares of common stock; and an additional 229,766 shares remained available for grant.

     Options granted under the plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonqualified options. The expiration date, maximum number of shares purchasable, vesting provisions, and any other provisions of options granted under the plan will be established at the time of grant. The plan administrator will set the term of each option, but no options may be granted for terms of greater than ten years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the plan administrator. Any unvested options will automatically vest and become exercisable upon a change of control of our company.

Employee Stock Purchase Plan

     During 1999, our Board of Directors adopted and our shareholders approved our 1999 Employee Stock Purchase Plan, or ESPP. The ESPP is intended to provide an opportunity for our employees to acquire a proprietary interest in our company by purchasing shares of our common stock through voluntary payroll deductions. Under the ESPP, eligible employees may purchase shares of our common stock at a purchase price per share equal to the lower of (1) 85% of the closing price of our common stock on the offering commencement date, or (2) 85% of the closing price of our common stock on the offering termination date. The purchase price is to be paid through periodic payroll deductions not to exceed 15% of the participant’s earnings during each six-month offering period. An employee may not participate in the ESPP if the purchase would cause him or her to own 5% or more of our company’s combined voting power or value of our common stock. Also, no participant may purchase more than $25,000 worth of common stock annually.

     The ESPP provides for successive six-month offering periods. In each of the nine years beginning on February 1, 2000, and ending on January 31, 2009, there will be two six-month offerings commencing on February 1 and August 1 of each year and ending on the following July 31 or January 31, respectively.

     We originally reserved 200,000 shares of our common stock for issuance under the ESPP. That number will automatically increase on the first day of each fiscal year beginning with the fiscal year beginning on October 1, 2001. The annual increase will be equal to the lesser of (a) 200,000 shares or (b) 1% of our outstanding shares on the last day of our prior fiscal year. Our Board of Directors may reduce the number of shares to be automatically added if the directors determine that the automatic increase will be too large relative to the anticipated number of share purchases under the ESPP. Under this formula, we currently have reserved for issuance 916,820 shares of our common stock under the ESPP, and a maximum of 1,800,000 shares of common stock may be issued under the ESPP.

     The purchase right of a participant will terminate automatically in the event the participant ceases to be an employee of our company or one of our subsidiaries, and any payroll deductions collected from such individual during the six-month period in which such termination occurs will be refunded. However, in the event of the participant’s disability or death, such payroll deductions may be applied to the purchase of the common stock on the next purchase date.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

     Our Articles of Incorporation eliminate the personal liability of any director of our company to us or our shareholders for money damages for any action taken or failure to take any action as a director of our company, to the fullest extent allowed by the Arizona Business Corporation Act. Under the Business Corporation Act, directors of our company will be liable to our company or our shareholders only for (1) the amount of a financial benefit received by the director to which the director is not entitled; (2) an intentional infliction of harm on our company or our shareholders; (3) certain unlawful distributions to shareholders; and (4) an intentional violation of criminal law. The effect of these provisions in the articles is to eliminate the rights of our company and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover money damages from a director for all actions or omissions as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. These provisions do not limit or eliminate the rights of our company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

     Our Articles of Incorporation require us to indemnify and advance expenses, to the fullest extent allowed by the Business Corporation Act, to any person who incurs liability or expense by reason of such person acting as a director of our company. This indemnification is mandatory with respect to directors in all circumstances in which indemnification is permitted by the Business Corporation Act, subject to the requirements of the Business Corporation Act. In addition, we, in our sole discretion, may indemnify and advance expenses, to the fullest extent allowed by the Business Corporation Act, to any person who incurs liability or expense by reason of such person acting as an officer, employee, or agent of our company, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case we are required to indemnify such persons to the fullest extent required by the Business Corporation Act.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options or warrants under our 1993 Stock Option Plan, 1998 Non-Qualified Stock Option Plan, 2000 Stock Option Plan, and other equity compensation plans as of September 30, 2004.

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding	Plans (Excluding
	Warrants, and	Options, Warrants,	Securities Reflected in
Plan Category	Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Shareholders	1,909,667	$18.79	229,766
Equity Compensation Plans Not Approved by Shareholders	769,003	$23.84	2,003

Total	2,678,670	$20.24	231,769

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Tod Wagenhals, the son of Fred Wagenhals, serves as an independent commissioned representative of our company. Under this arrangement, we paid to Tod Wagenhals commissions of approximately $137,468 during fiscal 2004.

     John Bickford, Jr., the son of John Bickford, Sr., our former Executive Vice President – Strategic Alliances and director, is employed by our company as a salesperson. During fiscal 2004, we paid John Bickford, Jr. salary and bonuses of approximately $72,000.

     In addition, Jeff Gordon is the stepson of John Bickford, Sr. We make payments to entities related to Jeff Gordon pursuant to license and other agreements, the terms of which are substantially similar to those with other NASCAR drivers. Subsequent to his resignation as an officer and director of our company, we entered into a consulting agreement with John Bickford, Sr. pursuant to which Mr. Bickford provides us with various services as requested by our Chief Executive Officer. The agreement expires during March 2005 and we pay Mr. Bickford $120,000 per year for such services. In June 2004, subsequent to his resignation as a director and officer of our company, we loaned Mr. Bickford $121,557 at a 6% interest rate to exercise options. The principal and interest are due June 25, 2005, or earlier in the event that the underlying stock is sold.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

     Our Board of Directors has appointed a Compensation Committee, consisting of four independent members of our Board of Directors, which makes decisions on the compensation of our executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with our company’s values and is aligned with our company’s business strategy and goals. The Compensation Committee held one meeting during fiscal 2004.

     Our compensation program for executive officers consists primarily of base salary, annual bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all of our employees.

     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on our financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building shareholder value. Stock option grants are intended to result in minimal or no rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our shareholders in general benefit from stock price appreciation.

Base Salary

     Base salaries for executive positions are established relative to our financial performance and the responsibilities of each executive. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and specific needs particular to our company.

     The Compensation Committee reviews salaries recommended by our Chief Executive Officer and Chief Financial Officer for executive officers other than the Chief Executive Officer and the Chief Financial Officer. In formulating these recommendations, the Chief Executive Officer and Chief Financial Officer consider our overall performance. Final decisions on any adjustments to the base salary for executives other than the Chief Executive Officer and Chief Financial Officer are made by the Compensation Committee. The Compensation Committee’s evaluation of the recommendations by the Chief Executive Officer and Chief Financial Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. After reviewing the recommendations, the Compensation Committee approved base salaries for all executive officers effective October 1, 2004.

Annual Bonuses

     Our Annual Incentive Plan, as approved by shareholders in March 2002, promotes our pay-for-performance philosophy by providing for the awarding of bonuses to our executive officers based on achieving certain pre-established performance criteria. Executive officers selected to participate in the plan will be notified in writing and will be apprised of the performance measures, performance goals, and related award opportunities for the relevant fiscal year as soon as practicable. The Compensation Committee may establish one or more performance measures that a participant must achieve in order for that participant to receive any portion of his or her award payment for the fiscal year. The Compensation Committee may use various performance measures, applied individually or in tandem, to determine award payments under the plan, including the following: operating margin, operating margin improvement, inventory management, net revenue growth, asset turnover, cash flow, earnings per share, economic value added, cash-flow return on investment, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), return on assets, return on equity, return on investment, return on sales, revenue, and total shareholder return. Prior to the beginning of each fiscal year, or as soon as practicable thereafter, the Compensation Committee will establish the target awards that correspond to various levels of achievement of the pre-established performance measures. The target awards will be established as a percentage of each participant’s base salary. For fiscal 2004, the Compensation Committee established the target awards relating to revenue, net income per share, gross margins, and free cash flow for each executive in an amount not to exceed 40% of the respective executive’s base salary. The Compensation Committee may establish minimum levels of performance goal achievement, below which no payouts of any final awards will be made to any participant. In the event a participant changes job description during the fiscal year, the Compensation Committee may adjust that participant’s target award to reflect the performance at each job level during the fiscal year. No bonuses were paid to our executive officers related to fiscal 2004.

Stock Option Grants

     We strongly believe in utilizing grants of stock options to tie executive rewards directly to our long-term success and increases in shareholder value. Stock option grants also will enable our executives to develop and maintain a significant ownership position in our common stock. The amount of options granted takes into account options previously granted to an individual. During fiscal 2004, we granted options to acquire an aggregate of 285,000 shares of common stock to officers of our company. These option grants included options to acquire 100,000, 75,000, 55,000, and 55,000 shares of common stock to Messrs. Wagenhals, Martin, and Bickford and Ms. Volosin, respectively, at exercise prices ranging from $14.77 to $16.25 per share.

Other Benefits

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of our company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Chief Executive Officer and Chief Financial Officer Compensation

     The Compensation Committee considered the same factors as outlined above with respect to our other executive officers in determining the base salary, incentive bonus, and other compensation of Fred W. Wagenhals, our Chairman of the Board, President, and Chief Executive Officer, and R. David Martin, our former Chief Financial Officer. Mr. Wagenhals’ compensation for fiscal 2004 was based on his employment agreement, our company’s Annual Incentive Plan, and other factors deemed relevant by the Compensation Committee. Mr. Martin’s compensation was based on the Annual Incentive Plan and other factors deemed relevant by the Compensation Committee. Based on such criteria, we did not pay a bonus to either of Messrs. Wagenhals or Martin related to fiscal 2004.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers unless it is performance-based and is paid under a plan satisfying the requirements of Section 162(m). Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee generally intends to ensure that our company’s executive compensation programs satisfy the requirements of Section 162(m).

     The members of the Compensation Committee of the Board of Directors of Action Performance Companies, Inc. have furnished this report.

December 10, 2004	Herbert M. Baum, Chairman
Michael L. Gallagher
Robert L. Matthews
Lowell L. Robertson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 2004, our Compensation Committee consisted of Messrs. Baum, Matthews, and Robertson. Mr. Gallagher was appointed to the Compensation Committee during October 2004. None of such individuals had any contractual or other relationships with our company during such fiscal year except as directors.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     Our Board of Directors has appointed an Audit Committee, consisting of four directors. All of the members of the Audit Committee are independent of our company and management, as independence is defined in applicable rules of the New York Stock Exchange and the Securities and Exchange Commission.

     The purpose of the Audit Committee is to assist the oversight of our Board of Directors of the integrity of the financial statement of our company, our company’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of our company’s independent registered public accounting firm and internal audit function. The primary responsibilities of the Audit Committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion that the financial statements are in conformity with generally accepted accounting principles in the United States. Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and amended rules of the New York Stock Exchange.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the firm’s’ judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent registered public accounting firm the firm’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

     The Audit Committee discussed with our company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of the firm’s examinations, their evaluation of our company, the internal controls, and the overall quality of the financial reporting. The Audit Committee held five meetings during fiscal 2004.

     Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.

December 10, 2004	Lowell L. Robertson, Chairman
Edward J. Bauman
Roy A. Herberger, Jr.
Robert L. Matthews

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms that we received during the fiscal year ended September 30, 2004, and written representations that no other reports were required, we believe that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that each of Messrs. Wagenhals, Martin, Baum, Bauman, Herberger, Matthews, and

Robertson and Ms. Volosin reported one late transaction covering the grant of options to purchase shares of common stock, and Mr. Martin reported one late transaction covering the redemption of convertible debentures.

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder returns for (1) our common stock; (2) the Standard & Poor’s SmallCap 600 Index; and (3) the Russell 2000 Index. At this time, we do not believe we can reasonably identify an industry peer group. We have instead selected the Russell 2000, which includes companies with similar market capitalizations to ours, as a comparative index for purposes of complying with certain requirements of the SEC.

     The graph assumes an investment of $100 in each of our common stock, the SmallCap 600, and the Russell 2000 of $100 on September 30, 1999. The graph covers the five-year period from October 1, 1999 through the fiscal year ended September 30, 2004. The calculation of cumulative shareholder return for the SmallCap 600 and the Russell 2000 assumes the reinvestment of dividends. The calculation of cumulative shareholder return on our common stock assumes the reinvestment of dividends into additional shares of our common stock at the same frequency with which dividends were paid on our common stock during fiscal 2004. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS

     The following table sets forth certain information regarding the shares of our outstanding common stock beneficially owned as of December 10, 2004, by (1) each director; (2) the executive officers set forth in the Summary Compensation Table under the section entitled “Executive Compensation;” (3) all of our directors and executive officers as a group; and (4) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number (2)		Percent (2)
Directors and Executive Officers:
Fred W. Wagenhals	2,413,599	(3)	12.7%
R. David Martin	253,503	(4)	1.4%
Melodee L. Volosin	226,800	(5)	1.2%
John S. Bickford, Sr.	63,333	(6)	*
Herbert M. Baum	38,000	(7)	*
Edward J. Bauman	55,000	(8)	*
Michael L. Gallagher	10,000	(9)	*
Roy A. Herberger, Jr.	30,300	(10)	*
Anne L. Mariucci	10,000	(11)	*
Robert L. Matthews	29,300	(12)	*
Lowell L. Robertson	38,500	(13)	*

All directors and executive officers as a group (10 persons)(22)	2,851,499		14.6%

Non-management 5% Shareholders:
FMR Corp.	2,135,900	(14)	11.6%
Endowment Capital, L.P.	2,090,650	(15)	11.3%
ICM Asset Management, Inc.	1,847,850	(16)	10.0%
Lisa K. Wagenhals	1,813,600	(17)	9.8%
Columbia Wanger Asset Management, L.P.	1,532,500	(18)	8.3%
Mellon Financial Corporation	1,129,303	(19)	6.1%
S.A.C. Capital Advisors, LLC	1,077,100	(20)	5.8%
Wasatch Advisors, Inc.	1,068,683	(21)	5.8%

*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each person may be reached at 1480 South Hohokam Drive, Tempe, Arizona 85281.

(2)	The percentages shown are calculated based upon 18,468,848 shares of common stock outstanding on December 10, 2004. The numbers and percentages shown include the shares of common stock actually owned as of December 10, 2004, and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of December 10, 2004, upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Represents 1,813,600 shares of common stock and vested options to acquire 599,999 shares of common stock. Mr. Wagenhals shares voting and dispositive power with his spouse with respect to the 1,813,600 shares of common stock. See footnote 17.

(4)	Includes 251,503 shares of common stock issuable upon exercise of stock options.

(5)	Represents 4,574 shares of common stock held in trust and includes 222,226 shares of common stock issuable upon exercise of stock options.

(6)	Includes 30,000 shares of common stock issuable upon exercise of stock options.

(7)	Represents shares of common stock issuable upon exercise of stock options.

(8)	Includes 54,000 shares of common stock issuable upon exercise of stock options.

(9)	Represents shares of common stock issuable upon exercise of stock options.

(10)	Includes 30,000 shares of common stock issuable upon exercise of stock options.

(11)	Represents shares of common stock issuable upon exercise of stock options.

(12)	Represents 1,300 shares of common stock held in trust and includes 28,000 shares of common stock issuable upon exercise of stock options.

(13)	Represents 500 shares of common stock held in trust and includes 38,000 shares of common stock issuable upon exercise of stock options.

(14)	Represents 2,135,900 shares of common stock beneficially owned by FMR Corp. or various of its subsidiaries. FMR Corp., or various of its subsidiaries, have sole power to vote 303,700 of such shares and sole power to dispose of all of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)	Represents 2,090,650 shares of common stock beneficially owned by Endowment Capital, L.P. or various of its affiliates. Endowment Capital, or various of its affiliates, have shared voting and dispositive power of all of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on July 14, 2004. The address of Endowment Capital, L.P. is 1007 N. Orange Street, Suite 757, Wilmington, Delaware 19801.

(16)	Represents 1,847,850 shares of common stock beneficially owned by ICM Asset Management, Inc. ICM has shared power to vote 912,250 of such shares and shared power to dispose of all of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on November 9, 2004. The address of ICM Asset Management, Inc. is 601 W. Main Avenue, Suite 600, Spokane, Washington 99201.

(17)	Represents 1,813,600 shares of common stock over which Ms. Wagenhals shares voting and dispositive power with Fred W. Wagenhals.

(18)	Represents 1,532,500 shares of common stock beneficially owned by Columbia Wanger Asset Management, L.P. or various of its affiliates. Columbia Wanger, or various of its affiliates, have shared voting and dispositive power of all of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(19)	Represents 1,129,303 shares of common stock beneficially owned by Mellon Financial Corporation or various of its direct or indirect subsidiaries. Mellon Financial Corporation, or various of its direct or indirect subsidiaries, have sole power to vote 670,103 of such shares and sole power to dispose of 1,127,103 of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2004. The address of Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258.

(20)	Represents 1,077,100 shares of common stock beneficially owned by S.A.C. Capital Advisors, LLC or various of its affiliates. SAC Capital Advisors, or various of its affiliates, have shared voting and dispositive power of all of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on October 18, 2004. The address of S.A.C. Capital Advisors, LLC is 72 Cummings Point Road, Stamford, Connecticut 06902.

(21)	Represents 1,068,683 shares of common stock beneficially owned by Wasatch Advisors, Inc. Wasatch Advisors, Inc. has sole voting and dispositive power of all of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 18, 2004. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(22)	Amounts listed in the director and executive officer group include Mr. Riddiford, our current Chief Financial Officer, Secretary, and Treasurer, and excludes Messrs. Martin and Bickford, former officers and directors of our company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have appointed PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending September 30, 2005, and recommend that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     Aggregate fees billed to our company for the fiscal years ended September 30, 2003 and 2004, by PricewaterhouseCoopers LLP, including an estimate for the remaining fiscal 2004 billing, are as follows:

	2003	2004
Audit Fees	$400,351	$457,911
Audit-Related Fees	$10,000	$13,000
Tax Fees	$64,066	$63,088
All Other Fees	$—	$—

Audit Committee Pre-Approval Policies

     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations, including fee and cost ranges, to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Board or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accounting firm to management.

     Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

     All of the services provided by PricewaterhouseCoopers LLP described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals that are intended to be presented by such shareholders at our annual meeting of shareholders to be held during calendar 2006 must be received by us no later than August 23, 2005, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2006, except in circumstances in which (1) we receive notice of the proposed matter no later than November 4, 2006, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

Dated: December 16, 2004

ACTION PERFORMANCE COMPANIES, INC.

2005 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, each dated December 16, 2004, and hereby appoints Fred W. Wagenhals and David M. Riddiford, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of ACTION PERFORMANCE COMPANIES, INC., to be held on Tuesday, February 8, 2005, at 9:00 a.m., local time, at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
ACTION PERFORMANCE COMPANIES, INC.
February 8, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

FOR EACH OF THE MATTERS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.	ELECTION OF DIRECTORS:

☐ FOR all nominees	☐ WITHHOLD AUTHORITY for all nominees	FOR ALL EXCEPT (See instructions below)

Nominees:	☐ Fred W. Wagenhals
☐ David M. Riddiford
☐ Melodee L. Volosin
☐ Herbert M. Baum
☐ Edward J. Bauman
☐ Michael L. Gallagher
☐ Roy A. Herberger, Jr.
☐ Anne L. Mariucci
☐ Robert L. Matthews
☐ Lowell L. Robertson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

☐ FOR ☐ AGAINST ☐ ABSTAIN

and upon such matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005, AND AS SUCH PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.